Allegiant Q3 2018 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY THIRD QUARTER 2018
FINANCIAL RESULTS
Third quarter 2018 Fully Diluted Earnings per Share of $0.94

LAS VEGAS. October 24, 2018 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the third quarter 2018, as well as comparisons to the prior year:

	Three Months Ended September 30,			Nine Months Ended September 30,
Unaudited	2018	2017	Change	2018	2017	Change
Total operating revenue (millions)	$393.1	$350.2	12.3%	$1,255.3	$1,132.0	10.9%
Operating income (millions)	26.2	44.3	(41.0)	180.4	203.9	(11.5)
Net income (millions)	15.1	23.4	(35.2)	120.4	114.8	4.9
Diluted earnings per share	$0.94	$1.45	(35.2)	$7.45	$6.99	6.6

"We are proud to announce our 63rd consecutive profitable quarter," stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "Our transition to an all-Airbus fleet is nearly complete. Our decision to move the transition up by a year from 2019 to 2018 has proven to be an excellent one given the higher fuel cost environment. Compared to our all-MD-80 fleet from 2010, we expect our ASMs per gallon to increase by almost 40 percent in 2019, from 59 ASMs per gallon to the low 80s.

"This has been a busy couple of years across the Company as we transitioned our fleet. Since the end of 2016:

1.
We will have purchased and inducted 43 Airbus aircraft, while retiring 47 MDs. We will have trained more than 350 Airbus pilots and 300 maintenance technicians as well as our flight attendants, ground staff and other operations personnel by the time we fly the final MD-80 flight at the end of November.

2.	We have grown the Company 20 percent in capacity (ASMs), adding 51 routes and carrying 13.6 million passengers during the last twelve months, an increase of 1.64 million passengers over 2016.

3.
We have dramatically improved our operations. Since last October, we have led the industry in monthly completion factor six times and have been among the top three except for a few months. Our on-time performance is improving nicely as well; this September we were up ten percentage points in A14, from 72 percent to 82 percent.

"I couldn’t be more excited about where we are at this point in our history. As we outlined in our Sunseeker Resort investor day, we are ready for Allegiant 2.0. Stay tuned!

Allegiant Q3 2018 Earnings

"Needless to say, we couldn’t have accomplished this difficult transition without our great group of team members. They have done an amazing job this quarter - as well as over this entire past year - with the highly complex effort to transition our fleet and improve our operations. Hats off to the entire team for their tireless professionalism in any environment."

Shareholder returns

•	2018 shareholder returns - over $33 million in the first three quarters of the year through dividends

◦	Will pay dividends of $0.70 per share on December 5, 2018 to shareholders of record as of November 23, 2018

2018 outlook

•	Fourth quarter scheduled and system ASMs are expected to grow between four and six percent vs last year

◦	The remaining MD-80s will be retired immediately after the Thanksgiving travel period

•	2018 full year ASM growth is expected to be between 9.5 and 10.5 percent

•	2018 full year tax rate is expected to be between 18 and 19 percent

•	2018 full year average fuel cost is expected to be $2.38 per gallon using the forward curve as of October 23, 2018

•	Due to several one-time maintenance events, 2018 maintenance per aircraft per month is expected to be between $90 and $95 thousand

•	2018 EPS is expected to be between $9 and $10 per share even with the higher than expected fuel cost

Guidance, subject to revision

Full year 2018 guidance	Previous*	Current
Fuel cost per gallon	$2.35	$2.38
Available seat miles (ASMs) / gallon	77.5 to 78.5	77.5 to 78.5

Interest expense (millions)	$50 to $60	$50 to $60
Tax rate	21 to 22%	18 to 19%
Share count (millions)	15.9	15.9
Earnings per share	$9 to $10	$9 to $10

System ASMs - year over year change	9 to 11%	9.5 to 10.5%
Scheduled service ASMs - year over year change	9 to 11%	9.5 to 10.5%

Depreciation expense / aircraft / month (thousands)	$115 to $120	$115 to $120
Maintenance expense / aircraft / month (thousands)	$80 to $85	$90 to $95

Full year 2018 CAPEX guidance
Capital expenditures (millions) **	$300	$300
Capitalized Airbus deferred heavy maintenance (millions) ***	$45	$45

Sunseeker CAPEX
2018 year to date (millions)		$15
Project since inception (millions)		$46

* - Previous guidance as of July 25, 2018
** - Excludes Sunseeker Resorts
*** - Not included in capital expenditure total

Allegiant Q3 2018 Earnings

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	1Q18	2Q18	3Q18	YE18
MD-80 (166 seats)	32	27	19	—
A319 (156 seats)	26	31	31	32
A320 (177/186 seats)	30	35	43	44
Total	88	93	93	76

Aircraft listed in table above include only in-service aircraft, planned retirements and future aircraft under contract (subject to change)

Non-airline business

For greater transparency around the non-airline portion of the business, we are providing what we believe is a better measure of controllable airline costs that excludes costs driven by non-airline entities as well as their revenue contribution.

Adjusted CASM ex fuel	Three Months Ended September 30,
	2018	2017	Change
CASM (cents)	10.07	9.50	6.0%
Adjusted for:
Aircraft fuel	3.12	2.50	24.8
Non-airline	0.16	0.08	100.0
Adjusted CASM ex	6.79	6.92	(1.9)

Non-airline revenue (millions)	$2.7	$1.7	58.8

Adjusted CASM ex fuel	Nine Months Ended September 30,
	2018	2017	Change
CASM (cents)	9.52	9.12	4.4%
Adjusted for:
Aircraft fuel	3.03	2.46	23.2
Non-airline	0.11	0.07	57.1
Adjusted CASM ex	6.38	6.59	(3.2)

Non-airline revenue (millions)	$6.0	$3.4	76.5

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, October 24, 2018 to discuss its third quarter 2018 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q3 2018 Earnings

Allegiant.®
Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small and mid-sized cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms and rental cars. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to more than 80 aircraft and approximately 400 routes across the country with base airfares less than half the cost of the average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future expenses, ASM growth, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, limitation on growth as we transition to a single fleet type, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent
	2018	2017	change
OPERATING REVENUE:
Passenger revenue (1)	$355,100	$315,308	12.6
Third party products	15,921	12,348	28.9
Fixed fee contract revenue	14,791	11,831	25.0
Other revenue	7,297	10,708	(31.9)
Total operating revenue	393,109	350,195	12.3
OPERATING EXPENSES:
Aircraft fuel	113,525	80,421	41.2
Salary and benefits	97,706	88,788	10.0
Station operations	43,128	37,148	16.1
Maintenance and repairs	31,983	28,870	10.8
Depreciation and amortization	34,658	31,894	8.7
Sales and marketing	16,798	13,884	21.0
Aircraft lease rentals	671	533	25.9
Other	28,459	24,315	17.0
Total operating expense	366,928	305,853	20.0
OPERATING INCOME	26,181	44,342	(41.0)
OTHER (INCOME) EXPENSE:
Interest expense	14,309	10,041	42.5
Interest income	(2,425)	(1,454)	66.8
Other, net	(118)	(400)	(70.5)
Total other expense	11,766	8,187	43.7
INCOME BEFORE INCOME TAXES	14,415	36,155	(60.1)
PROVISION FOR INCOME TAXES	(732)	12,771	NM
NET INCOME	$15,147	$23,384	(35.2)
Earnings per share to common shareholders (2):
Basic	$0.94	$1.45	(35.2)
Diluted	$0.94	$1.45	(35.2)
Weighted average shares outstanding used in computing earnings per share to common shareholders (2):
Basic	15,957	15,852	0.7
Diluted	15,962	15,862	0.6

NM - Not meaningful
(1) Passenger revenue previously reported as Scheduled service revenue and Ancillary air-related revenue.
(2) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended September 30,		Percent
	2018	2017	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	3,503,849	3,045,642	15.0
Revenue passenger miles (RPMs) (thousands)	3,037,540	2,672,963	13.6
Available seat miles (ASMs) (thousands)	3,643,948	3,220,246	13.2
Load factor	83.4%	83.0%	0.4
Operating expense per ASM (CASM) (cents)	10.07	9.50	6.0
Fuel expense per ASM (cents)	3.12	2.50	24.8
Operating CASM, excluding fuel (cents)	6.95	7.00	(0.7)
ASMs per gallon of fuel	77.5	72.6	6.7
Departures	25,601	22,723	12.7
Block hours	56,329	49,932	12.8
Average stage length (miles)	838	842	(0.5)
Average number of operating aircraft during period	95.6	89.7	6.6
Average block hours per aircraft per day	6.4	6.1	4.9
Full-time equivalent employees at end of period	3,835	3,704	3.5
Fuel gallons consumed (thousands)	47,016	44,346	6.0
Average fuel cost per gallon	$2.41	$1.81	33.1
Scheduled service statistics:
Passengers	3,461,267	2,998,476	15.4
Revenue passenger miles (RPMs) (thousands)	2,988,962	2,618,446	14.2
Available seat miles (ASMs) (thousands)	3,485,800	3,073,360	13.4
Load factor	85.7%	85.2%	0.5
Departures	24,281	21,498	12.9
Block hours	53,723	47,481	13.1
Total passenger revenue per ASM (TRASM) (cents) (2)	10.64	10.66	(0.2)
Average fare - scheduled service (3)	$59.23	$61.34	(3.4)
Average fare - air-related charges (3)	$43.36	$43.81	(1.0)
Average fare - third party products	$4.60	$4.12	11.7
Average fare - total	$107.19	$109.27	(1.9)
Average stage length (miles)	845	849	(0.5)
Fuel gallons consumed (thousands)	44,910	42,193	6.4
Average fuel cost per gallon	$2.41	$1.80	33.9
Percent of sales through website during period	93.7%	93.3%	0.4

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis. The 2017 figure reflected has been adjusted from previously reported as a result of recast of revenue in accordance with revenue recognition accounting rules adopted by us as of January 1, 2018.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent
	2018	2017	change
OPERATING REVENUE:
Passenger Revenue (1)	$1,157,443	$1,030,395	12.3
Third party products	44,045	39,394	11.8
Fixed fee contract revenue	33,000	34,120	(3.3)
Other revenue	20,845	28,140	(25.9)
Total operating revenue	1,255,333	1,132,049	10.9
OPERATING EXPENSES:
Aircraft fuel	342,006	250,470	36.5
Salary and benefits	312,314	277,307	12.6
Station operations	122,265	107,979	13.2
Maintenance and repairs	75,864	87,611	(13.4)
Depreciation and amortization	92,641	92,571	0.1
Sales and marketing	54,224	40,707	33.2
Aircraft lease rentals	767	3,098	(75.2)
Other	74,881	68,440	9.4
Total operating expense	1,074,962	928,183	15.8
OPERATING INCOME	180,371	203,866	(11.5)
OTHER (INCOME) EXPENSE:
Interest expense	40,188	27,332	47.0
Interest income	(6,259)	(4,193)	49.3
Other, net	(408)	(1,254)	(67.5)
Total other expense	33,521	21,885	53.2
INCOME BEFORE INCOME TAXES	146,850	181,981	(19.3)
PROVISION FOR INCOME TAXES	26,494	67,208	(60.6)
NET INCOME	120,356	114,773	4.9
Earnings per share to common shareholders (2):
Basic	$7.46	$7.00	6.6
Diluted	$7.45	$6.99	6.6
Weighted average shares outstanding used in computing earnings per share to common shareholders (2):
Basic	15,929	16,142	(1.3)
Diluted	15,938	16,160	(1.4)

(1) Passenger revenue previously reported as Scheduled service revenue and Ancillary air-related revenue.
(2) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Nine Months Ended September 30,		Percent
	2018	2017	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	10,510,913	9,233,083	13.8
Revenue passenger miles (RPMs) (thousands)	9,408,944	8,340,269	12.8
Available seat miles (ASMs) (thousands)	11,294,805	10,181,292	10.9
Load factor	83.3%	81.9%	1.4
Operating expense per ASM (CASM) (cents)	9.52	9.12	4.4
Fuel expense per ASM (cents)	3.03	2.46	23.2
Operating CASM, excluding fuel (cents)	6.49	6.66	(2.6)
ASMs per gallon of fuel	76.8	72.2	6.3
Departures	76,912	69,739	10.3
Block hours	174,838	159,181	9.8
Average stage length (miles)	868	870	(0.2)
Average number of operating aircraft during period	92.4	86.6	6.7
Average block hours per aircraft per day	6.9	6.7	3.0
Full-time equivalent employees at end of period	3,835	3,704	3.5
Fuel gallons consumed (thousands)	147,172	141,054	4.3
Average fuel cost per gallon	$2.32	$1.78	30.3
Scheduled service statistics:
Passengers	10,422,579	9,110,745	14.4
Revenue passenger miles (RPMs) (thousands)	9,299,355	8,183,636	13.6
Available seat miles (ASMs) (thousands)	10,883,630	9,747,395	11.7
Load factor	85.4%	84.0%	1.4
Departures	73,537	66,355	10.8
Block hours	167,947	151,988	10.5
Total passenger revenue per ASM (TRASM) (cents) (2)	11.04	10.98	0.5
Average fare - scheduled service (3)	$65.72	$68.04	(3.4)
Average fare - air-related charges (3)	$45.33	$45.06	0.6
Average fare - third party products	$4.23	$4.32	(2.1)
Average fare - total	$115.28	$117.42	(1.8)
Average stage length (miles)	874	875	(0.1)
Fuel gallons consumed (thousands)	141,452	134,906	4.9
Average fuel cost per gallon	$2.31	$1.76	31.3
Percent of sales through website during period	93.8%	94.1%	(0.3)

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis. The 2017 figure reflected has been adjusted from previously reported as a result of recast of revenue in accordance with revenue recognition accounting rules adopted by us as of January 1, 2018.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

(millions)	9/30/2018	12/31/2017	Change
	(unaudited)
Unrestricted cash
Cash and cash equivalents	$140.8	$59.4	137.0%
Short-term investments	284.6	352.7	(19.3)
Long-term investments	53.4	78.6	(32.1)
Total unrestricted cash and investments	478.8	490.7	(2.4)
Debt
Current maturities of long-term debt and capital lease obligations, net of related costs	654.7	214.8	204.8
Long-term debt and capital lease obligations, net of current maturities and related costs	658.4	950.1	(30.7)
Total debt	1,313.1	1,164.9	12.7
Total Allegiant Travel Company shareholders’ equity	$653.0	$553.3	18.0%

Summary Cash Flow

	Nine Months Ended September 30,
Unaudited (millions)	2018	2017	Change
Cash provided by operating activities	$290.1	$302.1	(4.0)%
Purchase of property and equipment, including capitalized interest	274.0	333.7	(17.9)
Repurchase of common stock	3.6	90.4	(96.0)
Cash dividends paid to shareholders	33.9	34.5	(1.7)
Proceeds from the issuance of long-term debt	191.7	292.5	(34.5)
Principal payments on long-term debt & capital lease obligations	$171.4	$88.0	94.8%

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Basic:
Net income	$15,147	$23,384	$120,356	$114,773
Less net income allocated to participating securities	(194)	(331)	(1,602)	(1,784)
Net income attributable to common stock	$14,953	$23,053	$118,754	$112,989
Earnings per share, basic	$0.94	$1.45	$7.46	$7.00
Weighted-average shares outstanding	15,957	15,852	15,929	16,142
Diluted:
Net income	$15,147	$23,384	$120,356	$114,773
Less net income allocated to participating securities	(194)	(330)	(1,601)	(1,782)
Net income attributable to common stock	$14,953	$23,054	$118,755	$112,991
Earnings per share, diluted	$0.94	$1.45	$7.45	$6.99
Weighted-average shares outstanding	15,957	15,852	15,929	16,142
Dilutive effect of stock options and restricted stock	35	18	42	60
Adjusted weighted-average shares outstanding under treasury stock method	15,992	15,870	15,971	16,202
Participating securities excluded under two-class method	(30)	(8)	(33)	(42)
Adjusted weighted-average shares outstanding under two-class method	15,962	15,862	15,938	16,160